Exhibit 99.2
Investor Presentation REALTY GROWTH July 2022 Madison Yards Atlanta, GA

Year-To-Date Highlights

Accretive and Opportunistic Investment Activity

- Total year-to-date investment volume of $177.0 million at a weighted average cap rate of 7.2%, including the following notable investments:
  - Acquired two multi-tenant retail income properties in Atlanta, GA and Houston, TX for a combined purchase price of $119.3 million
  - Provided $30.0 million of preferred equity to fund the acquisition and repositioning of the Watters Creek at Montgomery Farm grocery-anchored, mixed-use property in Allen, Texas at an initial preferred return of 8.5%
  - Provided $27.7 million of first mortgages for the development of two high-quality, multi-tenant retail projects in submarkets of Atlanta, GA and Orlando, FL at a blended initial rate of 7.8%
- Sold two single tenant income properties for total disposition volume of $24.0 million at a weighted average exit cap rate of 6.0%
- Currently have several legacy office and non-core properties on the market for disposition

Strong Financial Performance

- Increased Core FFO and AFFO full year 2022 guidance by 9% and 3% per share at the midpoint, respectively, since the beginning of 2022
- Completed three-for-one common stock split, effective July 1, 2022
- Declared a $0.3733 Q2 2022 quarterly common stock dividend (stock split adjusted), representing a 3.7% increase over the Q1 2022 quarterly common stock dividend and a 7.0% current annualized yield

Attractive and Well Performing Portfolio

- Year-to-date Q2 2022 Same-Property NOI increase of 20.3%, or 14.2% excluding one-time, non-repeatable items
- Currently 91.7% occupied and 93.7% leased
- Signed 98,000 square feet of new leases, renewals and extensions with increases of 16.7%[1] through the first two quarters of 2022

As of July 22, 2022, unless otherwise noted.
(1) Excludes newly leased units that were acquired as vacant.

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© CTO Realty Growth, Inc. | ctoreit.com Company Profile 3 As of July 22, 2022, unless otherwise noted. (1) Based on $21.33 per share common stock price as of July 22, 2022.  $40M INVESTMENT IN ALPINE INCOME PROPERTY TRUST $1.70 – $1.76 AFFO PER SHARE GUIDANCE RANGE (STOCK SPLIT ADJUSTED) 22 3.0M 7.2% PROPERTIES SQUARE FEET IMPLIED CAP RATE 94% LEASED OCCUPANCY Q2 2022 ANNUALIZED DIVIDEND (STOCK SPLIT ADJUSTED) $1.49/share 7.0% CURRENT ANNUALIZED DIVIDEND YIELD (1) $391M $399M $856M EQUITY MARKET CAP (1) OUTSTANDING DEBT TOTAL ENTERPRISE VALUE (NET OF CASH) SERIES A PREFERRED $75M The Exchange at Gwinnet Buford, GA

© CTO Realty Growth, Inc. | ctoreit.com Key Takeaways 4 Earnings Growth Through Capital Recycling Strong, long - term track record of monetizing assets at favorable spreads to drive accretive earnings growth and attractive risk - adjusted returns .. Attractive Dividend and Improving Payout Ratio CTO paid a $ 0 .. 3733 second quarter cash dividend (stock split adjusted), representing a 7 .. 0 % in - place annualized yield and improving AFFO payout ratio ( 86 % based on the midpoint of 2022 AFFO guidance) driven by the monetization and reinvestment of low cap rate, single tenant properties and non - income producing assets and strong same - store net operating income growth .. Valuation upside to the Peer Group Valuation upside as CTO is faster growing with a comparable 2022 E FFO multiple compared to the slower growing, retail - focused peers .. Differentiated Investment Strategy Retail - based investment strategy focused on grocery - anchored, traditional retail and mixed - use properties with value - add or long - term residual value opportunities with strong real estate fundamentals in growing markets that can be acquired at meaningful discounts to replacement cost .. High - Quality Portfolio in Faster Growing, Business Friendly Locations with Operational Upside Recently constructed real estate portfolio with a durable, stable tenant base located in faster growing, business friendly markets such as Atlanta, Dallas, Raleigh, Phoenix, Jacksonville, Tampa, Houston, and Salt Lake City, with acquired vacancy and/or repositioning upside .. Profitable External Investment Management External management of Alpine Income Property Trust, Inc .. (NYSE : PINE), a high - growth, publicly traded, single tenant net lease REIT, provides excellent in - place cash flow and significant valuation upside through the CTO’s 16 % retained ownership position .. Stable and Flexible Balance Sheet Conservatively levered balance sheet with ample liquidity, no near - term debt maturities and a demonstrated access to multiple capital sources provides financial stability and flexibility .. As of July 22, 2022, unless otherwise noted.

NAV Components

	Net Operating Income of Income Property Portfolio[(1)]	$52.9	$52.9	$52.9	$52.9	$52.9
÷	Capitalization Rate	6.00%	6.25%	6.50%	6.75%	7.00%
	Income Portfolio Value	$882.0	$846.8	$814.2	$784.0	$756.0
	Other Assets:					
+	Estimated Value for Subsurface Interests, Mitigation Credits and Other Assets[(2)]	$20.0	$20.0	$20.0	$20.0	$20.0
+	Par Value Outstanding Balance of Structured Investments Portfolio[(2)]	49.8	49.8	49.8	49.8	49.8
+	Cash, Cash Equivalents & Restricted Cash	9.5	9.5	9.5	9.5	9.5
+	Value of Shares & Units in Alpine Income Property Trust (PINE)	40.0	40.0	40.0	40.0	40.0
+	Value of PINE Management Agreement[(3)]	9.5	9.5	9.5	9.5	9.5
	Other Assets Value	$128.8	$128.8	$128.8	$128.8	$128.8
	Total Implied Asset Value	$1,010.8	$975.6	$943.0	$912.8	$884.8
-	Total Debt Outstanding[(2)]	$399.3	$399.3	$399.3	$399.3	$399.3
-	Series A Preferred Equity	$75.0	$75.0	$75.0	$75.0	$75.0

Note: 18,317,378 shares outstanding as of July 28, 2022.
(1) Based on 2022 budgeted net operating income of the existing income property portfolio assets as of July 28, 2022.
(2) As of July 28, 2022.
(3) Calculated using the trailing 24-month average management fee paid to CTO by PINE as of June 30, 2022, annualized by multiplying by twelve, and then multiplying by three to account for a termination fee multiple.

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Recent Acquisition – Madison Yards, Atlanta, GA

CTO REALTY GROWTH

Recently acquired 162,500 square foot grocery anchored shopping center that has established Atlanta as CTO's top investment market

- Stable, high barrier-to-entry, in-fill location in Atlanta's Inman Park/Beltline submarket
- Over 445 feet of direct Beltline frontage, Atlanta's 22-mile cultural, multiuse outdoor loop that attracts 1.7 million visitors annually
- True live, work, play property, anchored by Publix (17 years) and AMC (13 years), complimented by a service, experiential and food driven tenant lineup
- All leases except for one have base term rent increases
- More than 500 directly adjacent multi-family units and townhomes
- Population over 165,000 in a 3-mile radius; average household income of $127,000 in one mile
- High-quality, class A property built in 2019


Madison Yards
The Beltline
Madison Yards
Atlanta, GA


Publix
FOOD & PHARMACY
Madison Yards
Atlanta, GA


salata
Madison Yards
Atlanta, GA

© CTO Realty Growth, Inc. | ctoreit.com

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Consistent Dividend Growth



Cash Dividend Per Share Paid (Split Adjusted)
$0.01
$0.01
$0.02
$0.02
$0.02
$0.03
$0.05
$0.07
$0.12
$0.91
$1.33
$1.47
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022[(1)]
CTO converted to a REIT in December of 2020, accelerating the required dividend payout
Increasing cash flow and earnings have driven a more than **60% increase** to CTO's annualized common stock dividend since 2020

- 46 consecutive years of paying a common dividend
- Under current management (beginning in 2011), the Company's common stock cash dividend has grown in each of the last 10 years
- Company policy is to target a payout ratio of 100% of taxable income
- Dividend increases are driven by increasing taxable income and free cash flow
- Current midpoint of guidance[(2)] implies an 86% 2022E AFFO per share dividend payout ratio

7.0%

Annualized Per Share Cash Dividend Yield[(3)]

$1.49

Current Annualized Per Share Cash Dividend

(1) Implied 2022 dividend calculated as the paid Q1 and Q2 2022 dividends of $1.08 per common share and $1.12 per common share, respectively, multiplied by two to annualize the dividends paid and indicate the dividends that could be paid in all of 2022. The 2022 implied dividend is presented for illustrative purposes only and there are no guarantees the Company will pay a dividend in the future.
(2) 2022E AFFO per share for CTO is the midpoint of guidance, as provided on July 28, 2022.
(3) Based on $21.33 per share common stock price as of July 22, 2022.

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© CTO Realty Growth, Inc. | ctoreit.com Peer Comparisons 17.1x 13.9x 13.4x 13.4x 13.2x 12.2x 11.4x 10.6x 10.5x 10.2x 10.0x 4.2% 3.7% 4.1% 4.3% 7.0% 3.7% 4.4% 4.5% 4.5% 4.3% 5.0% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% 7.50% 8.0x 9.0x 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 17.0x 18.0x FRT KIM UE AAT CTO SITC BRX KRG WSR AKR RPT (1) All 2022E peer FFO multiples and dividend yield information are based on the closing stock price on July 22, 2022, using annu ali zed dividends and 2022E FFO per share estimates from the KeyBank The Leaderboard report dated July 24, 2022; CTO’s FFO multip le and dividend yield is based on its closing stock price on July 22, 2022, using its Q2 annualized dividend announced on May 24, 2022 (split adjusted), and 2022E Cor e FFO per share guidance as included in the Company’s 2022 Guidance provided on July 28, 2022. CTO has an outsized dividend yield and attractive absolute valuation relative to its retail - focused peer group and recent retail M&A multiples (KRG/RPAI and KIM/WRI), implying significant valuation upside. 2022E FFO Multiple and Annualized Dividend Yield (1) 8 CTO is trading at an implied 7.2% cap rate on its income producing property NOI

© CTO Realty Growth, Inc. | ctoreit.com Differentiated Investment Strategy 9 CTO has a retail - oriented real estate strategy that focuses on owning, operating and investing in high - quality properties through direct investment and management structures Multi - Tenant Asset Strategy ▪ Focused on retail - based multi - tenanted assets that have a grocery, lifestyle or community - oriented retail component and a complimentary mixed - use component, located in higher growth MSAs within the continental United States ▪ Acquisition targets exhibit strong current in - place yields with a future potential for increased returns through a combination of vacancy lease - up, redevelopment or rolling in - place leases to higher market rental rates Monetization of Non - Income Producing Assets ▪ CTO has a number of legacy non - income producing assets (mitigation credits and mineral rights) that when monetized, will unlock meaningful equity to be redeployed into income producing assets that can organically drive higher cash flow, FFO and AFFO per share Alpine Income Property Trust and Retained Net Lease Assets ▪ CTO seeded and externally manages Alpine Income Property Trust (NYSE: PINE), a pure play net lease REIT, which is a meaningful source of management fee income and dividend income through its direct investment of REIT shares and OP unit holdings ▪ CTO intends to monetize its remaining net lease properties at market pricing, creating attractive net investment spreads relative to where it is investing in multi - tenanted assets, and resulting in an opportunity to grow PINE through direct asset sales from CTO to PINE Targeting Multi - Tenant, Retail - Based, Value - Add Income Property Acquisitions Monetize Legacy Mitigation Credits, Mineral Rights and Other Assets Manage and Retain Ownership in Alpine REIT (NYSE:PINE) Monetize the Retained Net Lease & Office Properties at Opportunistic Valuations Focused Execution

© CTO Realty Growth, Inc. | ctoreit.com Real Estate and Investment Strategy CTO’s investment strategy is focused on generating relative outsized returns for our shareholders by acquiring and owning well - located properties in markets and states that are business and tax friendly, where the long - term cash flows and underlying real estate values are supported by significant population and job growth. ▪ Focused on markets/states projected to have outsized job and population growth with favorable business climates ▪ Geographic emphasis set to benefit from strong retailer demand to serve increasing populations ▪ Differentiated asset investment strategy prioritizes value - add retail and mixed - use properties with strong real estate fundamentals ▪ Track record of acquiring at meaningful discounts to replacement cost and below market leases where real estate fundamentals will drive outsized rental rate growth ▪ Seek properties with leasing or repositioning upside or highly stable assets with an identifiable opportunity to drive long - term, outsized risk - adjusted returns Miami Orlando Jacksonvill e Tampa Atlanta Nashville Charlotte Raleigh - Durham Washington, DC Dallas Houston Austin Denver Boulder Salt Lake City Las Vegas Reno Phoenix 10 CTO Target Market

© CTO Realty Growth, Inc. | ctoreit.com Meaningful Progress with Portfolio Repositioning 11 $365 $489 $349 0.0 50.0 100.0 150.0 200.0 250.0 300.0 350.0 400.0 450.0 500.0 0.0% 10000.0% 20000.0% 30000.0% 40000.0% 50000.0% 2020 2021 2022 Guidance Monetization of Non-Core Legacy Assets Dispositions Investments Investment and Disposition Activity Cumulative Investment Activity The Shops at Legacy Plano, TX 2022 AFFO is set to benefit from the full - year impact of 2021 transaction activity Price Plaza Shopping Center Katy, TX (1) Reflects the midpoint of 2022 Guidance provided on July 28, 2022. (1)

© CTO Realty Growth, Inc. | ctoreit.com Durable Portfolio with Growth Opportunities Recently constructed retail and mixed - use portfolio with a combination of value - add lease up, redevelopment and stable, in - place cash flows in some of the strongest markets in the United States. 12 Stable Cash Flow Essential Retail Repositioning Upside The Shops at Legacy Plano, TX Ashford Lane Atlanta, GA 125 Lincoln & 150 Washington Santa Fe, NM Madison Yards Atlanta, GA The Exchange at Gwinnett Buford, GA The Strand at St. John’s Town Center Jacksonville, FL Jordan Landing West Jordan, UT Crossroads Towne Center Chandler, AZ Beaver Creek Crossings Apex, NC

© CTO Realty Growth, Inc. | ctoreit.com Strong Demographic Portfolio 13 Percentages listed based on Annualized Base Rent. Differences are a result of rounding. (1) Source: Esri; Portfolio average weighted by the Annualized Base Rent of each property. (2) As ranked by Urban Land Institute & PWC in the ‘2022 Emerging Trends in Real Estate’ publication. Income Producing Property Atlanta, GA 23% Jacksonville, FL 14% Dallas, TX 14% Raleigh, NC 9% Phoenix, AZ 8% Albuquerque, NM 6% Houston, TX 5% Santa Fe, NM 5% Tampa, FL 4% Salt Lake City, UT 3% Miami, FL 3% Washington, DC 3% Las Vegas, NV 3% Daytona Beach, FL 2% Orlando, FL 1% > 20% 10% - 20% 5% - 10% < 5% Denotes an MSA with over one million people; Bold denotes a Top 30 ULI Market (2) % of Annualized Rent By State 240,100 Portfolio Average 5 - Mile Population (1) $123,850 Portfolio Average 5 - Mile Household Income (1) 0.9% Portfolio Average 2022 - 2027 Projected Annual Population Growth (1) 74% Percentage of Portfolio ABR from ULI’s Top 30 Markets (1)

© CTO Realty Growth, Inc. | ctoreit.com Meaningful Property Cash Flow & Leasing Momentum 14 3% 5% 4% 7% 13% 10% 16% 8% 6% 5% 4% 19% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% 16.0% 17.0% 18.0% 19.0% 20.0% Lease Rollover Schedule % of ABR Expiring Leases Signed in 2022 ▪ YTD Q2 2022 Year - Over - Year Same - Property NOI 20.3% o 30.2% YTD Q2 2022 multi - tenant same - property NOI growth o 4.0% YTD Q2 2022 single tenant same - property NOI growth ▪ YTD Q2 2022 Leasing Spreads 16.7% o 71.5% new lease spreads (excluding acquired vacancy) o 2.0% option & renewal spreads ▪ Leased Occupancy 93.7% o Over 200 bps of future occupancy pickup based on current spread between Occupancy and Leased Occupancy As of July 22, 2022, unless otherwise noted.

© CTO Realty Growth, Inc. | ctoreit.com Repositioning – Ashford Lane, Atlanta, GA 15 Acquired as Perimeter Place in 2020, with an opportunity to up - tier through targeted lease - up, an improved tenant mix and market repositioning ▪ High barrier - to - entry location with new residential projects, increasing density and 24 - hour demand ▪ Near southeast corporate headquarters for UPS, State Farm, First Data, IHG and Mercedes Benz ▪ 5 - mile population of more than 248,000; 5 - mile average household income of $164,000 THE HALL Ashford Lane Atlanta, GA Ashford Lane Atlanta, GA Ashford Lane Atlanta, GA

© CTO Realty Growth, Inc. | ctoreit.com Repositioning – Ashford Lane, Atlanta, GA 16 Ashford Lane will incorporate outdoor seating and eating areas, along with a number of new green spaces, including The Lawn , that will drive a more community - focused experience (Not Owned) (Not Owned) (Not Owned) THE HALL Ashford Lane Atlanta, GA Ashford Lane Atlanta, GA

© CTO Realty Growth, Inc. | ctoreit.com Repositioning – Ashford Lane, Atlanta, GA 17 Ashford Lane is being repositioned as a higher - end shopping and dining destination within a growing and relatively affluent submarket of Atlanta ▪ Opportunity to deliver increased rental rates with higher - end tenants supported by new multi - family and office development ▪ Additional green space, outdoor seating and eating areas will support improved foot traffic and offer restaurant - focused amenities ▪ Signed new leases with the following notable tenants in 2021 and 2022: Ashford Lane Atlanta, GA Ashford Lane Atlanta, GA Ashford Lane Atlanta, GA Ashford Lane Atlanta, GA Ashford Lane Atlanta, GA

© CTO Realty Growth, Inc. | ctoreit.com Repositioning – 125 Lincoln & 150 Washington, Santa Fe, NM 18 Recently signed a 9,200 square foot lease with the Rosewood Inn of Anasazi operator who will create four high - end suites on the 4 th floor ▪ Two - building property with dedicated underground parking in the heart of Santa Fe, just north of the historic Santa Fe Plaza ▪ Recently installed paid parking system to drive increased operational cash flow ▪ Currently negotiating letters of intent and forms of lease with multiple prospective tenants ▪ Prime 12,000 square foot street - level vacancy available for lease to anchor the property’s repositioning in the market Plaza 125 Lincoln & 150 Washington Santa Fe, NM 125 Lincoln & 150 Washington Santa Fe, NM 125 Lincoln & 150 Washington Santa Fe, NM

© CTO Realty Growth, Inc. | ctoreit.com 2022 Guidance 19 $ and shares outstanding in millions, except per share data. As of July 28, 2022, unless otherwise noted. (1) The effect of the Company’s recently announced three - for - one stock split has been accounted for in the Company’s revised guidanc e. CTO has provided guidance indicating as much as 25% year - over - year Core FFO per share growth in 2022. Low High Investments $250 million – $275 million $177.0 million of investments Target Initial Cash Yield 7.00% – 7.25% 7.2% Dispositions $50 million – $80 million $24.0 million of dispositions Target Disposition Cash Yield 6.25% – 6.75% 6.0% Core FFO Per Diluted Share $1.58 – $1.64 $0.94 in YTD Q2 2022 AFFO Per Diluted Share $1.70 – $1.76 $0.99 in YTD Q2 2022 Weighted Average Diluted Shares Outstanding 18.3 million – 18.5 million 18.3 million Revised 2022 (1) Year - To - Date Performance

Balance Sheet

- More than $133 million of cash and undrawn commitments[(1)]
- No near-term debt maturities
- Minimal exposure to floating interest rates

- 41% net debt-to-total enterprise value (TEV)
- 6.6x Net Debt-to-Pro Forma EBITDA



Debt Maturities
$111
$51
$83
$100
2022
2023
2024
2025
2026
2027
Unsecured
Secured
Revolving Credit Facility (2)

Components of Long-Term Debt	Principal	Interest Rate	Type
Revolving Credit Facility	111.0 million	30-Day LIBOR + [1.35% – 1.95%]	Floating
2025 Convertible Senior Notes	51.0 million	3.88%	Fixed
2026 Term Loan[(3)]	65.0 million	30-Day LIBOR + [1.35% – 1.95%]	Fixed
Mortgage Note	17.8 million	4.06%	Fixed
2027 Term Loan[(4)]	100.0 million	30-Day LIBOR + [1.35% – 1.95%]	Fixed
Total Debt	**$344.8 million**		

As of June 30, 2022.
$ and shares outstanding in millions.
(1) Estimated liquidity is through a combination of revolving credit facility undrawn commitments and existing cash and restricted cash.
(2) Reflects $111.0 million outstanding under the Company's $210 million senior unsecured revolving credit facility; the Company's senior unsecured revolving credit facility matures in May 2023 and includes a one-year extension option, subject to satisfaction of certain conditions; the maturity date reflected assumes the Company exercises the one-year extension option.
(3) The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance, including (i) its redesignation of the existing $50.0 million interest rate swap, entered into as of August 31, 2020, and (ii) a $15.0 million interest rate swap effective August 31, 2021, to fix LIBOR and achieve a weighted average fixed interest rate of 0.35% plus the applicable spread.
(4) The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance, including (i) its redesignation of the existing $100.0 million interest rate swap, entered into as of March 31, 2020, and (ii) an additional interest rate swap, effective March 29, 2024, to extend the fixed interest rate through maturity on January 31, 2027, to fix LIBOR and achieve a fixed interest rate of 0.73% plus the applicable spread.

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© CTO Realty Growth, Inc. | ctoreit.com Experienced Management Team CTO Realty Growth is led by an experienced management team with meaningful shareholder alignment , deep industry relationships and a strong long - term track record. 21 John P. Albright President & Chief Executive Officer ▪ Former Co - Head and Managing Director of Archon Capital, a Goldman Sachs Company; Executive Director of Merchant Banking – Investment Management at Morgan Stanley; and Managing Director of Crescent Real Estate (NYSE: CEI) Daniel E. Smith Senior Vice President, General Counsel & Corporate Secretary ▪ Former Vice President and Associate General Counsel of Goldman Sachs & Co. and Senior Vice President and General Counsel of Crescent Real Estate (NYSE: CEI) Lisa M. Vorakoun Vice President & Chief Accounting Officer ▪ Former Assistant Finance Director for the City of DeLand, Florida and Audit Manager for James Moore & Company, an Accounting and Consulting Firm Matthew M. Partridge Senior Vice President, Chief Financial Officer & Treasurer ▪ Former Chief Operating Officer and Chief Financial Officer of Hutton; Executive Vice President, Chief Financial Officer and Secretary of Agree Realty Corporation (NYSE: ADC); and Vice President of Finance for Pebblebrook Hotel Trust (NYSE: PEB) Steven R. Greathouse Senior Vice President & Chief Investment Officer ▪ Former Director of Finance for N3 Real Estate; Senior Associate of Merchant Banking – Investment Management at Morgan Stanley; and Senior Associate at Crescent Real Estate (NYSE: CEI) Helal A. Ismail Vice President – Investments ▪ Former Associate of Jefferies Real Estate Gaming and Lodging Investment Banking and Manager at B - MAT Homes, Inc.

© CTO Realty Growth, Inc. | ctoreit.com ESG – Corporate Responsibility CTO Realty Growth is committed to sustainability, strong corporate governance, and meaningful corporate social responsibility programs. 22 Social Responsibility Inclusive and Supportive Company Culture ▪ Dedicated to an inclusive and supportive office environment filled with diverse backgrounds and perspectives, with a demonstrated commitment to financial, mental and physical wellness Notable Community Outreach ▪ Numerous and diverse community outreach programs, supporting environmental, artistic, civil and social organizations in the community Corporate Governance ▪ Independent Chairman of the Board and 5 of 6 Directors classified as independent ▪ Annual election of all Directors ▪ Annual Board of Director evaluations ▪ Board oversees risk assessment/management, with oversight for specific areas of risk delegated to Board committees ▪ Stock ownership requirements for all Executive Management and Directors ▪ Prohibition against hedging and pledging CTO Realty Growth stock ▪ Robust policies and procedures for approval of related party transactions ▪ All team members adhere to a comprehensive Code of Business Conduct and Ethics policy

© CTO Realty Growth, Inc. | ctoreit.com ESG – Environmental Responsibility 23 Over the past nine years, CTO has planted approximately 170,000 pine trees in Florida and has restored over 700 acres of former industrial timberland. These 170,000 trees absorb more than 1,000 tons of carbon each year. Environmental Responsibility Committed Focus & Targeted Investment ▪ Committed to maintaining an environmentally conscious culture, the utilization of environmentally friendly & renewable products, and the promotion of sustainable business practices. Notable achievements: o Formed a conservation mitigation bank on approximately 2,500 acres of land, resulting in the land being barred from development permanently preserved o Invested in LED lighting, recycling and waste reduction strategies, programmable thermostats, energy management systems in our office and/or at our owned properties o Conveyed over 11,000 acres of land to the State of Florida to significantly enlarge the neighboring Tiger Bay State Forest Tenant Alignment ▪ Alignment with environmentally aware tenants who have strong sustainability programs and initiatives embedded into their corporate culture and business practices

NYSE: CTO Appendix The Shops at Legacy Plano, TX

Schedule of Properties

Property	Market	Asset Type	Property Type	Square Feet	In-Place Occupancy	Leased Occupancy	% of ABR
The Shops at Legacy – Plano, TX	Dallas, TX	Multi-Tenant	Mixed Use	237,572	92%	96%	13%
Ashford Lane – Atlanta, GA	Atlanta, GA	Multi-Tenant	Retail	282,839	71%	80%	10%
Beaver Creek Crossings – Apex, NC	Raleigh, NC	Multi-Tenant	Retail	321,977	96%	98%	9%
Madison Yards – Atlanta, GA	Atlanta, GA	Multi-Tenant	Retail	162,521	96%	98%	9%
The Strand – Jacksonville, FL	Jacksonville, FL	Multi-Tenant	Retail	204,552	95%	95%	8%
Crossroads Towne Center – Chandler, AZ	Phoenix, AZ	Multi-Tenant	Retail	244,843	100%	100%	8%
Fidelity – Albuquerque, NM	Albuquerque, NM	Single Tenant	Office	210,067	100%	100%	6%
Price Plaza Shopping Center – Katy, TX	Houston, TX	Multi-Tenant	Retail	205,813	95%	95%	5%
245 Riverside – Jacksonville, FL	Jacksonville, FL	Multi-Tenant	Office	136,853	91%	92%	5%
125 Lincoln & 150 Washington - Santa Fe, NM	Santa Fe, NM	Multi-Tenant	Mixed Use	137,659	74%	85%	5%
The Exchange at Gwinnett - Buford, GA	Atlanta, GA	Multi-Tenant	Retail	69,265	89%	89%	4%

© CTO Realty Growth, Inc. | ctoreit.com
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© CTO Realty Growth, Inc. | ctoreit.com Schedule of Properties 26 Property Market Asset Type Property Type Square Feet In - Place Occupancy Leased Occupancy % of ABR Sabal Pavilion – Tampa, FL Tampa, FL Single Tenant Office 120,500 100% 100% 4% Jordan Landing – West Jordan, UT Salt Lake City, UT Multi - Tenant Retail 170,996 100% 100% 3% Westland Gateway Plaza – Hialeah, FL Miami, FL Multi - Tenant Retail 108,029 100% 100% 3% Eastern Commons – Henderson, NV Las Vegas, NV Multi - Tenant Retail 133,304 100% 100% 3% General Dynamics – Reston, VA Washington, DC Single Tenant Office 64,319 100% 100% 3% Landshark Bar & Grill – Daytona Beach, FL Daytona Beach, FL Single Tenant Retail 6,264 100% 100% 1% Westcliff Shopping Center – Fort Worth, TX Dallas, TX Multi - Tenant Retail 136,185 60% 60% 1% Chuy’s – Jacksonville, FL Jacksonville, FL Single Tenant Retail 7,950 100% 100% < 1% 369 N. New York Ave – Winter Park, FL Orlando, FL Multi - Tenant Mixed Use 28,008 100% 100% < 1% Firebirds – Jacksonville, FL Jacksonville, FL Single Tenant Retail 6,948 100% 100% < 1% Crabby’s Oceanside – Daytona Beach, FL Daytona Beach, FL Single Tenant Retail 5,780 100% 100% < 1%

© CTO Realty Growth, Inc. | ctoreit.com Forward Looking Statements & Non - GAAP Financial Measures 27 Forward Looking Statements Certain statements contained in this presentation (other than statements of historical fact) are forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended and Section 21 E of the Securities Exchange Act of 1934 , as amended .. Forward - looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words .. Although forward - looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward - looking statements .. Such factors may include, but are not limited to : the Company’s ability to remain qualified as a REIT ; the Company’s exposure to U .. S .. federal and state income tax law changes, including changes to the REIT requirements ; general adverse economic and real estate conditions ; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, global supply chain disruptions, and ongoing geopolitical war ; the ultimate geographic spread, severity and duration of pandemics such as the COVID - 19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations ; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business ; the loss or failure, or decline in the business or assets of PINE ; the completion of 1031 exchange transactions ; the availability of investment properties that meet the Company’s investment goals and criteria ; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales ; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10 - K for the fiscal year ended December 31 , 2021 and other risks and uncertainties discussed from time to time in the Company’s filings with the U .. S .. Securities and Exchange Commission .. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management .. Readers are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date of this presentation .. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances .. Non - GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) .. We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same - Property Net Operating Income (“Same - Property NOI”), each of which are non - GAAP financial measures .. We believe these non - GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs .. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same - Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements ; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures ..

© CTO Realty Growth, Inc. | ctoreit.com Non - GAAP Financial Measures 28 Non - GAAP Financial Measures (continued) We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT .. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write - downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries .. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and land sales, in addition to the mark - to - market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive .. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above - and below - market lease related intangibles, and other unforecastable market - or transaction - driven non - cash items .. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non - cash revenues and expenses such as straight - line rental revenue, non - cash compensation, and other non - cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive .. Such items may cause short - term fluctuations in net income but have no impact on operating cash flows or long - term operating performance .. We use AFFO as one measure of our performance when we formulate corporate goals .. To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write - downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non - cash revenues and expenses such as straight - line rental revenue, amortization of deferred financing costs, above - and below - market lease related intangibles, non - cash compensation, and other non - cash income or expense .. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities .. To derive Same - Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), gain or loss on disposition of assets, gain or loss on extinguishment of debt, impairment charges, and depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, if any, non - cash revenues and expenses such as above - and below - market lease related intangibles, straight - line rental revenue, and other non - cash income or expense .. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loan and master lease investments are also excluded from Same - Property NOI .. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented .. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loan and master lease investments in accordance with GAAP is also used in lieu of the interest income equivalent .. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions .. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non - cash revenues or expenses .. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non - cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance .. We use Same - Property NOI to compare the operating performance of our assets between periods .. It is an accepted and important measurement used by management, investors and analysts because it includes all property - level revenues from of the Company’s rental properties, less operating and maintenance expenses, real estate taxes and other property - specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods .. Same - Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company's properties .. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same - Property NOI may not be comparable to similarly titled measures employed by other companies ..

© CTO Realty Growth, Inc. | ctoreit.com References & Contacts 29 References and terms used in this presentation that are in addition to terms defined in the Non - GAAP Financial Measures include : ▪ This presentation has been published on July 28 , 2022 .. ▪ All information is as of June 30 , 2022 , unless otherwise noted .. ▪ Any calculation differences are assumed to be a result of rounding .. ▪ “ 2022 Guidance” is based on the 2022 Outlook provided in the Company’s Second Quarter 2022 Operating Results press release filed on July 28 , 2022 .. ▪ “Alpine” or “PINE” refers to Alpine Income Property Trust, a publicly traded net lease REIT traded on the New York Stock Exchange under the ticker symbol PINE .. ▪ “Annualized Straight - line Base Rent”, “ABR” or “Rent” and the statistics based on ABR are calculated based on our current portfolio and represent straight - line rent calculated in accordance with GAAP .. ▪ “ 2022 Net Operating Income” or “ 2022 NOI” is budgeted 2022 property - level net operating income based on the Company’s portfolio as of July 28 , 2022 .. ▪ “Credit Rated” is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Associated of Insurance Commissioners (NAIC) (together, the “Major Rating Agencies”) .. An “Investment Grade Rated Tenant” or “IG” references a Credit Rated tenant or the parent of a tenant, or credit rating thereof with a rating of BBB - , Baa 3 or NAIC - 2 or higher from one or more of the Major Rating Agencies .. ▪ “Contractual Base Rent” or “CBR” represents the amount owed to the Company under the terms of its lease agreements at the time referenced .. ▪ “Dividend” or “Dividends”, subject to the required dividends to maintain our qualification as a REIT, are set by the Board of Directors and declared on a quarterly basis and there can be no assurances as to the likelihood or number of dividends in the future .. ▪ “Investment in Alpine Income Property Trust” or “Alpine Investment” or “PINE Ownership” is calculated based on the 2 , 147 , 510 common shares and partnership units CTO owns in PINE and is based on PINE’s closing stock price .. ▪ “Leased Occupancy” refers to space that is currently leased but for which rent payments have not yet commenced .. ▪ “MSA” or “Metropolitan Statistical Area” is a region that consists of a city and surrounding communities that are linked by social and economic factors, as established by the U .. S .. Office of Management and Budget .. The names of the MSA have been shortened for ease of reference .. ▪ “Net Debt” is calculated as our total long - term debt as presented on the face of our balance sheet ; plus financing costs, net of accumulated amortization and unamortized convertible debt discount ; less cash, restricted cash and cash equivalents .. ▪ “Net Operating Income” or “NOI” is revenues from all income properties less operating expense, maintenance expense, real estate taxes and rent expense .. ▪ “Total Enterprise Value” is calculated as the Company’s Total Common Shares Outstanding multiplied by the common stock price ; plus the par value of the Series A perpetual preferred equity outstanding and Net Debt .. ▪ “Total Common Shares Outstanding” equaled 18 , 317 , 378 shares .. Investor Inquiries : Matthew M .. Partridge Senior Vice President, Chief Financial Officer and Treasurer (407) 904 - 3324 mpartridge@ctoreit .. com

Consolidated Statements of Operations

CTO Realty Growth, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share, per share and dividend data)

	Three Months Ended		Six Months Ended	
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenues				
Income Properties	$ 16,367	$ 11,574	$ 31,535	$ 23,023
Management Fee Income	948	752	1,884	1,421
Interest Income From Commercial Loans and Investments	1,290	709	2,008	1,410
Real Estate Operations	858	1,248	1,246	3,141
Total Revenues	19,463	14,283	36,673	28,995
Direct Cost of Revenues				
Income Properties	(4,812)	(2,787)	(8,828)	(5,704)
Real Estate Operations	(228)	(533)	(279)	(615)
Total Direct Cost of Revenues	(5,040)	(3,320)	(9,107)	(6,319)
General and Administrative Expenses	(2,676)	(2,665)	(5,719)	(5,797)
Impairment Charges	—	(16,527)	—	(16,527)
Depreciation and Amortization	(6,727)	(5,031)	(13,096)	(9,861)
Total Operating Expenses	(14,443)	(27,543)	(27,922)	(38,504)
Gain (Loss) on Disposition of Assets	—	4,732	(245)	5,440
Gain (Loss) on Extinguishment of Debt	—	(641)	—	(641)
Other Gains and Income (Loss)	—	4,091	(245)	4,799
Total Operating Income (Loss)	5,020	(9,169)	8,506	(4,710)
Investment and Other Income (Loss)	(1,311)	3,903	(3,205)	9,235
Interest Expense	(2,277)	(2,421)	(4,179)	(4,865)
Income (Loss) Before Income Tax Benefit (Expense)	1,432	(7,687)	1,122	(340)
Income Tax Benefit (Expense)	(214)	3,963	298	4,401
Net Income (Loss) Attributable to the Company	1,218	(3,724)	1,420	4,061
Distributions to Preferred Stockholders	(1,196)	—	(2,391)	—
Net Income (Loss) Attributable to Common Stockholders	$ 22	$ (3,724)	$ (971)	$ 4,061
Per Share Information				
Basic and Diluted Net Income (Loss) Attributable to Common Stockholders	$ 0.00	$ (0.63)	$ (0.16)	$ 0.69
Weighted Average Number of Common Shares				
Basic and Diluted	6,004,178	5,898,280	5,956,798	5,888,735

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© CTO Realty Growth, Inc. | ctoreit.com Same - Property NOI 31 Three Months Ended June 30, 2022 June 30, 2021 Net Income Attributable to the Company $ 1,218 $ (3,724) (Gain) Loss on Disposition of Assets — (4,732) Loss on Extinguishment of Debt — 641 Impairment Charges — 16,527 Depreciation and Amortization 6,727 5,031 Amortization of Intangibles to Lease Income (497) 338 Straight - Line Rent Adjustment 507 490 COVID - 19 Rent Repayments (26) (434) Other Income Property Related Non - Cash Amortization 38 38 Interest Expense 2,277 2,421 General and Administrative Expenses 2,676 2,665 Investment and Other Income (Loss) 1,311 (3,903) Income Tax Benefit 214 (3,963) Real Estate Operations Revenues (858) (1,248) Real Estate Operations Direct Cost of Revenues 228 533 Management Fee Income (948) (752) Interest Income from Commercial Loan and Master Lease Investments (1,290) (709) Less: Impact of Properties Not Owned the Full Reporting Period (4,494) (3,557) Cash Rental Income Received from Properties Presented as Commercial Loan and Master Lease Investments 363 354 Same - Property NOI $ 7,446 $ 6,016 Year - Over - Year Growth 23.8% CTO Realty Growth, Inc. Same - Property NOI Reconciliation (Unaudited, in thousands)

Non-GAAP Financial Measures

CTO Realty Growth, Inc.
Non-GAAP Financial Measures
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Net Income Attributable to the Company	$ 1,218	$ (3,724)	$ 1,420	$ 4,061
Add Back: Effect of Dilutive Interest Related to 2025 Convertible Senior Notes (1)	—	—	—	—
Net Income Attributable to the Company, If-Converted	$ 1,218	$ (3,724)	$ 1,420	$ 4,061
Depreciation and Amortization	6,707	5,031	13,076	9,861
Gains (Loss) on Disposition of Assets	—	(4,732)	245	(5,440)
Gain on Disposition of Other Assets	(632)	(748)	(964)	(2,575)
Impairment Charges, Net	—	12,474	—	12,474
Unrealized (Gain) Loss on Investment Securities	1,891	(3,386)	4,348	(8,220)
Funds from Operations	$ 9,184	$ 4,915	$ 18,125	$ 10,161
Distributions to Preferred Stockholders	(1,196)	—	(2,391)	—
Funds from Operations Attributable to Common Stockholders	$ 7,988	$ 4,915	$ 15,734	$ 10,161
Loss on Extinguishment of Debt	—	641	—	641
Amortization of Intangibles to Lease Income	497	(338)	978	(734)
Less: Effect of Dilutive Interest Related to 2025 Convertible Senior Notes (1)	—	—	—	—
Core Funds from Operations Attributable to Common Stockholders	$ 8,485	$ 5,218	$ 16,712	$ 10,068
Adjustments:				
Straight-Line Rent Adjustment	(507)	(490)	(1,045)	(1,175)
COVID-19 Rent Repayments	26	434	53	654
Other Depreciation and Amortization	(31)	(150)	(170)	(374)
Amortization of Loan Costs and Discount on Convertible Debt	212	478	446	953
Non-Cash Compensation	705	742	1,611	1,700
Non-Recurring G&A	—	62	—	155
Adjusted Funds from Operations Attributable to Common Stockholders	$ 8,890	$ 6,294	$ 17,607	$ 11,981
FFO Attributable to Common Stockholders per Common Share – Diluted	$ 1.33	$ 0.83	$ 2.64	$ 1.73
Core FFO Attributable to Common Stockholders per Common Share – Diluted	$ 1.41	$ 0.88	$ 2.81	$ 1.71
AFFO Attributable to Common Stockholders per Common Share – Diluted	$ 1.48	$ 1.07	$ 2.96	$ 2.03

(1) Interest related to the 2025 Convertible Senior Notes excluded from net income attributable to the Company to derive FFO effective January 1, 2022 due to the implementation of ASU 2020-06 which requires presentation on an if-converted basis, as the impact to net income attributable to common stockholders would be anti-dilutive.

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© CTO Realty Growth, Inc. | ctoreit.com Net Debt to Pro Forma EBITDA 33 CTO Realty Growth, Inc. Reconciliation of Net Debt to Pro Forma EBITDA (Unaudited, in thousands) Three Months Ended June 30, 2022 Net Income Attributable to the Company $ 1,218 Depreciation and Amortization 6,707 Gains on the Disposition of Other Assets (632) Unrealized Loss on Investment Securities 1,891 Distributions to Preferred Stockholders (1,196) Straight - Line Rent Adjustment (507) Amortization of Intangibles to Lease Income 497 Other Depreciation and Amortization (31) Amortization of Loan Costs and Discount on Convertible Debt 212 Non - Cash Compensation 705 Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt 2,065 EBITDA $ 10,929 Annualized EBITDA $ 43,716 Pro Forma Annualized Impact of Current Quarter Acquisitions and Dispositions, Net (1) 3,050 Pro Forma EBITDA $ 46,766 Total Long - Term Debt 343,196 Financing Costs, Net of Accumulated Amortization 1,194 Unamortized Convertible Debt Discount 444 Cash & Cash Equivalents (7,137) Restricted Cash (27,189) Net Debt $ 310,508 Net Debt to Pro Forma EBITDA 6.6x (1) Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s acquisition and disposition activity during th e t hree months ended June 30, 2022.

REALTY GROWTH The Strand at St. John’s Town Center Jacksonville, FL